IZEA Announces Q1 2024 Managed Services Bookings

ORLANDO, Fla. (Apr. 4, 2024) – IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands and agencies, today announced its Managed Services team secured contract bookings totaling $9.3 million in the first quarter of 2024, a 53% increase from $6.1 million in the first quarter of 2023.

“In the first quarter of 2024, Managed Services bookings experienced a resurgence in year-over-year growth, propelled by an impressive sales pipeline from the fourth quarter of 2023 and an all-time record-setting pipeline in the opening quarter of this year,” said Ted Murphy, Founder, Chairman and CEO of IZEA. “More than 90% of the bookings this quarter have been organic, meaning they were not derived from acquisitions but rather from our own internal growth efforts.”

“The organic growth of the Q1 pipeline is significant not only in monetary value but also in the sheer increase in the number of opportunities, which aligns with our strategy for diversifying revenue streams. This highlights our ability to expand and attract new business through our own initiatives and strategies, which we intend to bolster with additional acquisitions.”

“Managed Services continues to contribute the lion's share of our revenue, but there's also positive news on the SaaS front,” continued Murphy. “After experiencing a low point in the third quarter of 2023, SaaS revenue continues to recover. We concluded the previous year with a historic high in active SaaS customers, a positive trajectory that has extended into the first quarter of 2024 with our highest count of SaaS customers ever.”

Bookings are a measure of all sales orders minus any known or expected cancellations or refunds with respect to such sales orders or refunds. Management uses bookings to inform expectations of total sales activity. Bookings are not always an indicator of revenue for the quarter and could be subject to future adjustments. Revenues from Managed Services bookings are typically recognized over a seven to nine-month period on average.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (including its wholly-owned subsidiaries, “IZEA”) is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking” and intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “optimistic,” “believe,” “intend,” “ought to,” “likely,” “projects,” “plans,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning product development and platform launches, future financial performance and operating results, including regarding recognition of bookings as revenues, growth, or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to maintain disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Matt Gray
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com